EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2024

•Third quarter net income of $20.5 million;
•Third quarter earnings per diluted common share of $0.68;
•Annualized return on third quarter average assets of 0.98%;
•Annualized return on third quarter average tangible common equity of 13.69%(1); and
•Nonperforming assets remain low at 0.09% of total assets.
Tyler, Texas (October 24, 2024) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended September 30, 2024. Southside reported net income of $20.5 million for the three months ended September 30, 2024, an increase of $2.1 million, or 11.2%, compared to $18.4 million for the same period in 2023. Earnings per diluted common share increased $0.08, or 13.3%, to $0.68 for the three months ended September 30, 2024, from $0.60 for the same period in 2023. The annualized return on average shareholders’ equity for the three months ended September 30, 2024, was 10.13%, compared to 9.50% for the same period in 2023.  The annualized return on average assets was 0.98% for the three months ended September 30, 2024, compared to 0.93% for the same period in 2023.
“Third quarter financial results were highlighted by a linked quarter $1.86 million increase in net interest income, a linked quarter eight basis point increase in our net interest margin to 2.95%, earnings per share of $0.68, a 13.69% return on average tangible equity(1), and continued strong asset quality,” stated Lee R. Gibson, Chief Executive Officer of Southside. “During the quarter we sold $28 million of lower yielding municipal securities, unwound the related fair value swaps and recorded a loss of $1.9 million. The proceeds were reinvested in higher yielding agency mortgage-backed securities. In addition, we recorded an impairment charge of $868,000 on the sale of approximately $10 million of available for sale (“AFS”) municipal securities and the unwind of the related fair value swaps on October 1.”
Operating Results for the Three Months Ended September 30, 2024
Net income was $20.5 million for the three months ended September 30, 2024, compared to $18.4 million for the same period in 2023, an increase of $2.1 million, or 11.2%. Earnings per diluted common share were $0.68 and $0.60 for the three months ended September 30, 2024 and 2023, respectively. The increase in net income was a result of the increase in net interest income and the decrease in provision for credit losses, partially offset by the decrease in noninterest income and increases in noninterest expense and income tax expense. Annualized returns on average assets and average shareholders’ equity for the three months ended September 30, 2024 were 0.98% and 10.13%, respectively, compared to 0.93% and 9.50%, respectively, for the three months ended September 30, 2023.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.94% and 51.90%, respectively, for the three months ended September 30, 2024, compared to 54.86% and 52.29%, respectively, for the three months ended September 30, 2023, and 54.90% and 52.71%, respectively, for the three months ended June 30, 2024.
Net interest income for the three months ended September 30, 2024 was $55.5 million, an increase of $2.2 million, or 4.1%, from the same period in 2023. The increase in net interest income was due to the increases in the average balance and the average yield of interest earning assets, partially offset by increases in the average rate paid on our interest bearing liabilities and average balance of our interest bearing liabilities. Linked quarter, net interest income increased $1.9 million, or 3.5%, compared to $53.6 million during the three months ended June 30, 2024, largely due to the increase in the average yield on our interest earning assets and the decrease in the average rate paid on our interest bearing liabilities, partially offset by the decrease in the average balance of interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.82% and 2.95%, respectively, for the three months ended September 30, 2024, compared to 2.85% and 3.02%, respectively, for the same period in 2023. Linked quarter, net interest margin and tax-equivalent net interest margin(1) increased from 2.74% and 2.87%, respectively for the three months ended June 30, 2024.
Noninterest income was $8.2 million for the three months ended September 30, 2024, a decrease of $2.7 million, or 24.6%, compared to $10.8 million for the same period in 2023. The decrease was due to a net loss on sale of securities AFS and decreases in other noninterest income and deposit services income, partially offset by an increase in brokerage services income. On a linked quarter basis, noninterest income decreased $3.4 million, or 29.3%, compared to the three months ended June 30, 2024. The decrease was primarily due to an increase in net loss on sale of securities AFS and decreases in other noninterest income and bank owned life insurance income related to a $1.0 million death benefit realized in the second quarter of 2024.

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The decrease in other noninterest income for both periods was primarily due to an impairment charge of $868,000 on the sale of approximately $10 million of AFS municipal securities and the unwind of the related fair value swaps on October 1.
Noninterest expense increased $0.8 million, or 2.2%, to $36.3 million for the three months ended September 30, 2024, compared to $35.6 million for the same period in 2023, due to increases in salaries and employee benefits and software and data processing expense, partially offset by decreases in advertising, travel and entertainment expense, professional fees, net occupancy expense and amortization of intangibles. On a linked quarter basis, noninterest expense increased by $0.6 million, or 1.6%, compared to the three months ended June 30, 2024, due to increases in other noninterest expense, salaries and employee benefits expense and professional fees.
Income tax expense increased $1.3 million, or 40.7%, for the three months ended September 30, 2024, compared to the same period in 2023. On a linked quarter basis, income tax expense decreased $0.8 million, or 15.8%. Our effective tax rate (“ETR”) increased to 17.6% for the three months ended September 30, 2024, compared to 14.5% for the three months ended September 30, 2023, and increased slightly from 17.4% for the three months ended June 30, 2024. The higher ETR for the three months ended September 30, 2024 compared to the same period in 2023, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Operating Results for the Nine Months Ended September 30, 2024
Net income was $66.7 million for the nine months ended September 30, 2024, compared to $69.4 million for the same period in 2023, a decrease of $2.7 million, or 3.8%. Earnings per diluted common share were $2.20 for the nine months ended September 30, 2024, compared to $2.24 for the same period in 2023, a decrease of 1.8%. The decrease in net income was primarily a result of the decrease in noninterest income and increases in noninterest expense and income tax expense, partially offset by the decrease in provision for credit losses and the increase in net interest income. Returns on average assets and average shareholders’ equity for the nine months ended September 30, 2024 were 1.06% and 11.19%, respectively, compared to 1.20% and 12.21%, respectively, for the nine months ended September 30, 2023.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 55.56% and 53.35%, respectively, for the nine months ended September 30, 2024, compared to 53.99% and 51.44%, respectively, for the nine months ended September 30, 2023.
Net interest income was $162.4 million for the nine months ended September 30, 2024, compared to $160.5 million for the same period in 2023, an increase of $1.9 million, or 1.2%, due to increases in the average balance and the average yield of interest earning assets, partially offset by increases in the average rate paid on our interest bearing liabilities and average balance of our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) were 2.76% and 2.90%, respectively, for the nine months ended September 30, 2024, compared to 2.95% and 3.13%, respectively, for the same period in 2023.
Noninterest income was $29.5 million for the nine months ended September 30, 2024, a decrease of $3.9 million, or 11.6%, compared to $33.3 million for the same period in 2023. The decrease was due to decreases in the net gain on sale of equity securities, other noninterest income and deposit services income and a loss on sale of loans, partially offset by a decrease in net loss on sale of securities AFS and an increase in brokerage services income. The decrease in other noninterest income was primarily due to an impairment charge of $868,000 on the sale of approximately $10 million of AFS municipal securities and the unwind of the related fair value swaps on October 1.
Noninterest expense was $109.0 million for the nine months ended September 30, 2024, compared to $105.4 million for the same period in 2023, an increase of $3.6 million, or 3.4%. The increase was primarily due to increases in salaries and employee benefits and software and data processing expense, partially offset by decreases in professional fees, net occupancy expense, advertising, travel and entertainment expense, and amortization of intangibles.
Income tax expense increased $2.0 million, or 16.3%, for the nine months ended September 30, 2024, compared to the same period in 2023. Our ETR was approximately 17.6% and 15.0% for the nine months ended September 30, 2024 and 2023, respectively. The higher ETR for the nine months ended September 30, 2024, as compared to the same period in 2023, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At September 30, 2024, Southside had $8.36 billion in total assets, compared to $8.28 billion at December 31, 2023 and $7.97 billion at September 30, 2023.
Loans at September 30, 2024 were $4.58 billion, an increase of $157.4 million, or 3.6%, compared to $4.42 billion at September 30, 2023. Linked quarter, loans decreased $11.3 million, or 0.2%, due to decreases of $50.2 million in commercial real estate loans, $14.9 million in municipal loans, $2.4 million in loans to individuals and $1.0 million in commercial loans. These decreases were partially offset by increases of $39.8 million in construction loans and $17.4 million in 1-4 family residential loans.
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Securities at September 30, 2024 were $2.70 billion, an increase of $53.4 million, or 2.0%, compared to $2.64 billion at September 30, 2023. Linked quarter, securities decreased $15.1 million, or 0.6%, from $2.71 billion at June 30, 2024.
Deposits at September 30, 2024 were $6.44 billion, an increase of $86.1 million, or 1.4%, compared to $6.35 billion at September 30, 2023. Linked quarter, deposits decreased $60.2 million, or 0.9%, from $6.50 billion at June 30, 2024.
At September 30, 2024, we had 179,214 total deposit accounts with an average balance of $32,000. Our estimated uninsured deposits were 35.9% as of September 30, 2024. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 19.2% as of September 30, 2024. Our noninterest bearing deposits represent approximately 21.4% of total deposits. Linked quarter, our cost of interest bearing deposits remained consistent at 3.01%. Linked quarter, our cost of total deposits decreased one basis point from 2.39% in the prior quarter to 2.38%.
Our cost of interest bearing deposits increased 83 basis points, from 2.16% for the nine months ended September 30, 2023, to 2.99% for the nine months ended September 30, 2024. Our cost of total deposits increased 75 basis points, from 1.62% for the nine months ended September 30, 2023, to 2.37% for the nine months ended September 30, 2024.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the third quarter ended September 30, 2024, we did not purchase any common stock pursuant to our Stock Repurchase Plan. Under this plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. We have not purchased any common stock pursuant to the Stock Repurchase Plan subsequent to September 30, 2024.
As of September 30, 2024, our total available contingent liquidity, net of current outstanding borrowings, was $2.23 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at September 30, 2024 were $7.7 million, or 0.09% of total assets, an increase of $3.3 million, or 74.8%, compared to $4.4 million, or 0.05% of total assets, at September 30, 2023. Linked quarter, nonperforming assets increased $0.7 million, or 10.7%, from $6.9 million at June 30, 2024 due primarily to an increase of $1.1 million, or 18.7%, in nonaccrual loans, partially offset by decreases of $0.1 million in restructured loans and $0.3 million in other real estate owned.
The allowance for loan losses totaled $44.3 million, or 0.97% of total loans, at September 30, 2024, compared to $42.4 million, or 0.92% of total loans, at June 30, 2024. The increase in the allowance as a percentage of total assets was primarily due to the increased economic concerns forecasted in the CECL model specific to office and multifamily markets in metro areas. The allowance for loan losses was $41.8 million, or 0.94% of total loans, at September 30, 2023.
For the three months ended September 30, 2024, we recorded a provision for credit losses for loans of $2.3 million, compared to a provision of $6.3 million for the three months ended September 30, 2023, and a reversal of provision of $0.9 million for the three months ended June 30, 2024. Net charge-offs were $0.4 million for the three months ended September 30, 2024, compared to net charge-offs of $0.9 million and $0.3 million for the three months ended September 30, 2023 and June 30, 2024, respectively. Net charge-offs were $1.0 million for the nine months ended September 30, 2024, compared to net charge-offs of $1.5 million for the nine months ended September 30, 2023.
We recorded a provision for credit losses on off-balance-sheet credit exposures of $0.1 million for the three months ended September 30, 2024, compared to $0.6 million and $0.4 million for the three months ended September 30, 2023 and June 30, 2024, respectively. We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.6 million for the nine months ended September 30, 2024, compared to a provision for credit losses on off-balance-sheet credit exposures of $0.2 million for the nine months ended September 30, 2023. The balance of the allowance for off-balance-sheet credit exposures was $3.3 million and $3.9 million at September 30, 2024 and 2023, respectively, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a third quarter cash dividend of $0.36 per share on August 8, 2024, which was paid on September 5, 2024, to all shareholders of record as of August 22, 2024.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its third quarter ended September 30, 2024 financial results on Thursday, October 24, 2024 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BIe280e5ecbf444a68a5836f1e27caa8a9 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.36 billion in assets as of September 30, 2024, that owns 100% of Southside Bank.  Southside Bank currently has 54 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate increases, tax reform, inflation, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, interest rate fluctuations and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, labor shortages and changes in interest rates by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2024			2023
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
ASSETS
Cash and due from banks	$130,147	$114,283	$96,744	$122,021	$105,601
Interest earning deposits	333,825	272,469	307,257	391,719	106,094
Federal funds sold	22,325	65,244	65,372	46,770	114,128
Securities available for sale, at estimated fair value	1,408,437	1,405,944	1,405,221	1,296,294	1,335,560
Securities held to maturity, at net carrying value	1,288,403	1,305,975	1,306,898	1,307,053	1,307,886
Total securities	2,696,840	2,711,919	2,712,119	2,603,347	2,643,446
Federal Home Loan Bank stock, at cost	40,291	32,991	27,958	11,936	12,778
Loans held for sale	768	1,352	756	10,894	1,382
Loans	4,578,048	4,589,365	4,577,368	4,524,510	4,420,633
Less: Allowance for loan losses	(44,276)	(42,407)	(43,557)	(42,674)	(41,760)
Net loans	4,533,772	4,546,958	4,533,811	4,481,836	4,378,873
Premises & equipment, net	138,811	138,489	139,491	138,950	139,473
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	2,003	2,281	2,588	2,925	3,295
Bank owned life insurance	137,489	136,903	136,604	136,330	135,737
Other assets	124,876	133,697	130,047	137,070	130,545
Total assets	$8,362,263	$8,357,702	$8,353,863	$8,284,914	$7,972,468

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,377,022	$1,366,924	$1,358,827	$1,390,407	$1,431,285
Interest bearing deposits	5,058,680	5,129,008	5,186,933	5,159,274	4,918,286
Total deposits	6,435,702	6,495,932	6,545,760	6,549,681	6,349,571
Other borrowings and Federal Home Loan Bank borrowings	865,856	763,700	770,151	722,468	608,038
Subordinated notes, net of unamortized debt issuance costs	92,006	91,970	93,913	93,877	93,838
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,273	60,272	60,271	60,270	60,269
Other liabilities	103,172	144,858	95,846	85,330	132,157
Total liabilities	7,557,009	7,556,732	7,565,941	7,511,626	7,243,873
Shareholders' equity	805,254	800,970	787,922	773,288	728,595
Total liabilities and shareholders' equity	$8,362,263	$8,357,702	$8,353,863	$8,284,914	$7,972,468

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2024			2023
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Income Statement:
Total interest income	$105,703	$104,186	$102,758	$98,939	$93,078
Total interest expense	50,239	50,578	49,410	44,454	39,805
Net interest income	55,464	53,608	53,348	54,485	53,273
Provision for (reversal of) credit losses	2,389	(485)	58	2,281	6,987
Net interest income after provision for (reversal of) credit losses	53,075	54,093	53,290	52,204	46,286
Noninterest income
Deposit services	6,199	6,157	5,985	6,305	6,479
Net gain (loss) on sale of securities available for sale	(1,929)	(563)	(18)	(10,386)	11
Gain (loss) on sale of loans	115	220	(436)	178	96
Trust fees	1,628	1,456	1,336	1,431	1,522
Bank owned life insurance	857	1,767	784	2,602	790
Brokerage services	1,068	1,081	1,014	944	760
Other	233	1,439	1,059	1,427	1,178
Total noninterest income	8,171	11,557	9,724	2,501	10,836
Noninterest expense
Salaries and employee benefits	22,233	21,984	23,113	21,152	21,241
Net occupancy	3,613	3,750	3,362	3,474	3,796
Advertising, travel & entertainment	734	795	950	1,127	1,062
ATM expense	412	368	325	318	358
Professional fees	1,206	1,075	1,154	1,315	1,472
Software and data processing	2,951	2,860	2,856	2,644	2,432
Communications	423	410	449	435	359
FDIC insurance	939	977	943	892	902
Amortization of intangibles	278	307	337	370	407
Other	3,543	3,239	3,392	3,456	3,524
Total noninterest expense	36,332	35,765	36,881	35,183	35,553
Income before income tax expense	24,914	29,885	26,133	19,522	21,569
Income tax expense	4,390	5,212	4,622	2,206	3,120
Net income	$20,524	$24,673	$21,511	$17,316	$18,449

Common Share Data:
Weighted-average basic shares outstanding	30,286	30,280	30,262	30,235	30,502
Weighted-average diluted shares outstanding	30,370	30,312	30,305	30,276	30,543
Common shares outstanding end of period	30,308	30,261	30,284	30,249	30,338
Earnings per common share
Basic	$0.68	$0.81	$0.71	$0.57	$0.60
Diluted	0.68	0.81	0.71	0.57	0.60
Book value per common share	26.57	26.47	26.02	25.56	24.02
Tangible book value per common share	19.87	19.75	19.29	18.82	17.28
Cash dividends paid per common share	0.36	0.36	0.36	0.37	0.35

Selected Performance Ratios:
Return on average assets	0.98%	1.19%	1.03%	0.85%	0.93%
Return on average shareholders’ equity	10.13	12.46	11.02	9.31	9.50
Return on average tangible common equity (1)	13.69	16.90	15.07	13.10	13.17
Average yield on earning assets (FTE) (1)	5.51	5.45	5.38	5.30	5.15
Average rate on interest bearing liabilities	3.28	3.32	3.22	3.04	2.84
Net interest margin (FTE) (1)	2.95	2.87	2.86	2.99	3.02
Net interest spread (FTE) (1)	2.23	2.13	2.16	2.26	2.31
Average earning assets to average interest bearing liabilities	128.51	128.62	127.71	131.65	133.24
Noninterest expense to average total assets	1.73	1.72	1.77	1.73	1.79
Efficiency ratio (FTE) (1)	51.90	52.71	55.54	50.86	52.29
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2024			2023
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Nonperforming Assets:	$7,656	$6,918	$7,979	$4,001	$4,381
Nonaccrual loans	7,254	6,110	7,709	3,889	4,316
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	—	145	151	13	15
Other real estate owned	388	648	119	99	50
Repossessed assets	14	15	—	—	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.16%	0.13%	0.17%	0.09%	0.10%
Ratio of nonperforming assets to:
Total assets	0.09	0.08	0.10	0.05	0.05
Total loans	0.17	0.15	0.17	0.09	0.10
Total loans and OREO	0.17	0.15	0.17	0.09	0.10
Ratio of allowance for loan losses to:
Nonaccruing loans	610.37	694.06	565.01	1,097.30	967.56
Nonperforming assets	578.32	613.00	545.90	1,066.58	953.21
Total loans	0.97	0.92	0.95	0.94	0.94
Net charge-offs (recoveries) to average loans outstanding	0.04	0.02	0.03	0.11	0.08

Capital Ratios:
Shareholders’ equity to total assets	9.63	9.58	9.43	9.33	9.14
Common equity tier 1 capital	13.07	12.72	12.43	12.28	12.27
Tier 1 risk-based capital	14.12	13.76	13.47	13.32	13.31
Total risk-based capital	16.59	16.16	15.92	15.73	15.71
Tier 1 leverage capital	9.61	9.40	9.22	9.39	9.61
Period end tangible equity to period end tangible assets (1)	7.38	7.33	7.17	7.04	6.75
Average shareholders’ equity to average total assets	9.67	9.52	9.35	9.13	9.76

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2024			2023
Loan Portfolio Composition	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Real Estate Loans:
Construction	$585,817	$546,040	$599,464	$789,744	$720,515
1-4 Family Residential	755,406	738,037	720,508	696,738	689,492
Commercial	2,422,612	2,472,771	2,413,345	2,168,451	2,117,306
Commercial Loans	358,854	359,807	358,053	366,893	385,816
Municipal Loans	402,041	416,986	427,225	441,168	441,512
Loans to Individuals	53,318	55,724	58,773	61,516	65,992
Total Loans	$4,578,048	$4,589,365	$4,577,368	$4,524,510	$4,420,633

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$42,407	$43,557	$42,674	$41,760	$36,303
Loans charged-off	(773)	(721)	(634)	(1,572)	(1,262)
Recoveries of loans charged-off	365	444	347	284	378
Net loans (charged-off) recovered	(408)	(277)	(287)	(1,288)	(884)
Provision for (reversal of) loan losses	2,277	(873)	1,170	2,202	6,341
Balance at end of period	$44,276	$42,407	$43,557	$42,674	$41,760

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,208	$2,820	$3,932	$3,853	$3,207
Provision for (reversal of) off-balance-sheet credit exposures	112	388	(1,112)	79	646
Balance at end of period	$3,320	$3,208	$2,820	$3,932	$3,853
Total Allowance for Credit Losses	$47,596	$45,615	$46,377	$46,606	$45,613
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2024	2023
Income Statement:
Total interest income	$312,647	$260,802
Total interest expense	150,227	100,260
Net interest income	162,420	160,542
Provision for (reversal of) credit losses	1,962	6,873
Net interest income after provision for (reversal of) credit losses	160,458	153,669
Noninterest income
Deposit services	18,341	19,192
Net gain (loss) on sale of securities available for sale	(2,510)	(5,590)
Net gain on sale of equity securities	—	5,058
Gain (loss) on sale of loans	(101)	385
Trust fees	4,420	4,479
Bank owned life insurance	3,408	3,221
Brokerage services	3,163	2,361
Other	2,731	4,227
Total noninterest income	29,452	33,333
Noninterest expense
Salaries and employee benefits	67,330	64,473
Net occupancy	10,725	11,220
Advertising, travel & entertainment	2,479	2,966
ATM expense	1,105	1,033
Professional fees	3,435	4,036
Software and data processing	8,667	6,751
Communications	1,282	1,034
FDIC insurance	2,859	2,666
Amortization of intangibles	922	1,327
Other	10,174	9,889
Total noninterest expense	108,978	105,395
Income before income tax expense	80,932	81,607
Income tax expense	14,224	12,231
Net income	$66,708	$69,376
Common Share Data:
Weighted-average basic shares outstanding	30,276	30,862
Weighted-average diluted shares outstanding	30,332	30,916
Common shares outstanding end of period	30,308	30,338
Earnings per common share
Basic	$2.20	$2.25
Diluted	2.20	2.24
Book value per common share	26.57	24.02
Tangible book value per common share	19.87	17.28
Cash dividends paid per common share	1.08	1.05

Selected Performance Ratios:
Return on average assets	1.06%	1.20%
Return on average shareholders’ equity	11.19	12.21
Return on average tangible common equity (1)	15.20	16.98
Average yield on earning assets (FTE) (1)	5.45	4.97
Average rate on interest bearing liabilities	3.27	2.49
Net interest margin (FTE) (1)	2.90	3.13
Net interest spread (FTE) (1)	2.18	2.48
Average earning assets to average interest bearing liabilities	128.28	134.94
Noninterest expense to average total assets	1.74	1.84
Efficiency ratio (FTE) (1)	53.35	51.44
(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2024	2023
Nonperforming Assets:	$7,656	$4,381
Nonaccrual loans	7,254	4,316
Accruing loans past due more than 90 days	—	—
Restructured loans	—	15
Other real estate owned	388	50
Repossessed assets	14	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.16%	0.10%
Ratio of nonperforming assets to:
Total assets	0.09	0.05
Total loans	0.17	0.10
Total loans and OREO	0.17	0.10
Ratio of allowance for loan losses to:
Nonaccruing loans	610.37	967.56
Nonperforming assets	578.32	953.21
Total loans	0.97	0.94
Net charge-offs (recoveries) to average loans outstanding	0.03	0.05

Capital Ratios:
Shareholders’ equity to total assets	9.63	9.14
Common equity tier 1 capital	13.07	12.27
Tier 1 risk-based capital	14.12	13.31
Total risk-based capital	16.59	15.71
Tier 1 leverage capital	9.61	9.61
Period end tangible equity to period end tangible assets (1)	7.38	6.75
Average shareholders’ equity to average total assets	9.51	9.81

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
Loan Portfolio Composition	2024	2023
Real Estate Loans:
Construction	$585,817	$720,515
1-4 Family Residential	755,406	689,492
Commercial	2,422,612	2,117,306
Commercial Loans	358,854	385,816
Municipal Loans	402,041	441,512
Loans to Individuals	53,318	65,992
Total Loans	$4,578,048	$4,420,633

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$42,674	$36,515
Loans charged-off	(2,128)	(2,632)
Recoveries of loans charged-off	1,156	1,170
Net loans (charged-off) recovered	(972)	(1,462)
Provision for (reversal of) loan losses	2,574	6,707
Balance at end of period	$44,276	$41,760

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,932	$3,687
Provision for (reversal of) off-balance-sheet credit exposures	(612)	166
Balance at end of period	$3,320	$3,853
Total Allowance for Credit Losses	$47,596	$45,613

Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	September 30, 2024			June 30, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,613,028	$72,493	6.25%	$4,595,980	$70,293	6.15%
Loans held for sale	871	11	5.02%	1,489	24	6.48%
Securities:
Taxable investment securities (2)	791,914	7,150	3.59%	783,856	7,009	3.60%
Tax-exempt investment securities (2)	1,174,445	11,825	4.01%	1,254,097	12,761	4.09%
Mortgage-backed and related securities (2)	886,325	11,976	5.38%	830,504	11,084	5.37%
Total securities	2,852,684	30,951	4.32%	2,868,457	30,854	4.33%
Federal Home Loan Bank stock, at cost, and equity investments	41,159	582	5.63%	40,467	573	5.69%
Interest earning deposits	281,313	3,798	5.37%	300,047	4,105	5.50%
Federal funds sold	33,971	488	5.71%	75,479	1,021	5.44%
Total earning assets	7,823,026	108,323	5.51%	7,881,919	106,870	5.45%
Cash and due from banks	100,578			110,102
Accrued interest and other assets	455,091			424,323
Less: Allowance for loan losses	(42,581)			(43,738)
Total assets	$8,336,114			$8,372,606
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$598,116	1,490	0.99%	$604,753	1,454	0.97%
Certificates of deposit	1,087,613	12,647	4.63%	1,020,099	11,630	4.59%
Interest bearing demand accounts	3,409,911	24,395	2.85%	3,513,068	25,382	2.91%
Total interest bearing deposits	5,095,640	38,532	3.01%	5,137,920	38,466	3.01%
Federal Home Loan Bank borrowings	618,708	6,488	4.17%	606,851	6,455	4.28%
Subordinated notes, net of unamortized debt issuance costs	91,988	937	4.05%	92,017	936	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,273	1,180	7.79%	60,271	1,171	7.81%
Repurchase agreements	83,297	899	4.29%	88,007	955	4.36%
Other borrowings	137,482	2,203	6.37%	143,169	2,595	7.29%
Total interest bearing liabilities	6,087,388	50,239	3.28%	6,128,235	50,578	3.32%
Noninterest bearing deposits	1,344,165			1,346,274
Accrued expenses and other liabilities	98,331			101,399
Total liabilities	7,529,884			7,575,908
Shareholders’ equity	806,230			796,698
Total liabilities and shareholders’ equity	$8,336,114			$8,372,606
Net interest income (FTE)		$58,084			$56,292
Net interest margin (FTE)			2.95%			2.87%
Net interest spread (FTE)			2.23%			2.13%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2024 and June 30, 2024, loans totaling $7.3 million and $6.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,559,602	$68,849	6.07%	$4,473,618	$67,886	6.02%
Loans held for sale	8,834	18	0.82%	1,858	27	5.77%
Securities:
Taxable investment securities (2)	780,423	6,967	3.59%	852,023	7,970	3.71%
Tax-exempt investment securities (2)	1,285,922	13,168	4.12%	1,456,187	15,688	4.27%
Mortgage-backed and related securities (2)	764,713	10,119	5.32%	581,548	6,865	4.68%
Total securities	2,831,058	30,254	4.30%	2,889,758	30,523	4.19%
Federal Home Loan Bank stock, at cost, and equity investments	40,063	333	3.34%	24,674	296	4.76%
Interest earning deposits	380,181	5,202	5.50%	150,763	2,054	5.41%
Federal funds sold	62,599	838	5.38%	93,149	1,286	5.48%
Total earning assets	7,882,337	105,494	5.38%	7,633,820	102,072	5.30%
Cash and due from banks	114,379			110,380
Accrued interest and other assets	441,783			374,120
Less: Allowance for loan losses	(42,973)			(41,822)
Total assets	$8,395,526			$8,076,498
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$604,529	1,424	0.95%	$610,453	1,432	0.93%
Certificates of deposit	941,947	10,341	4.42%	910,759	9,691	4.22%
Interest bearing demand accounts	3,634,936	26,433	2.92%	3,469,120	24,498	2.80%
Total interest bearing deposits	5,181,412	38,198	2.97%	4,990,332	35,621	2.83%
Federal Home Loan Bank borrowings	607,033	5,950	3.94%	262,709	1,430	2.16%
Subordinated notes, net of unamortized debt issuance costs	93,895	956	4.10%	93,859	965	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,270	1,175	7.84%	60,269	1,195	7.87%
Repurchase agreements	92,177	967	4.22%	96,622	1,008	4.14%
Other borrowings	137,287	2,164	6.34%	294,683	4,235	5.70%
Total interest bearing liabilities	6,172,074	49,410	3.22%	5,798,474	44,454	3.04%
Noninterest bearing deposits	1,338,384			1,424,961
Accrued expenses and other liabilities	100,014			115,388
Total liabilities	7,610,472			7,338,823
Shareholders’ equity	785,054			737,675
Total liabilities and shareholders’ equity	$8,395,526			$8,076,498
Net interest income (FTE)		$56,084			$57,618
Net interest margin (FTE)			2.86%			2.99%
Net interest spread (FTE)			2.16%			2.26%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2024 and December 31, 2023, loans totaling $7.7 million and $3.9 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2023
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,396,184	$64,758	5.84%
Loans held for sale	1,537	26	6.71%
Securities:
Taxable investment securities (2)	912,789	8,731	3.79%
Tax-exempt investment securities (2)	1,510,044	16,232	4.26%
Mortgage-backed and related securities (2)	442,908	4,426	3.96%
Total securities	2,865,741	29,389	4.07%
Federal Home Loan Bank stock, at cost, and equity investments	22,363	265	4.70%
Interest earning deposits	37,891	535	5.60%
Federal funds sold	94,441	1,253	5.26%
Total earning assets	7,418,157	96,226	5.15%
Cash and due from banks	106,348
Accrued interest and other assets	400,850
Less: Allowance for loan losses	(36,493)
Total assets	$7,888,862
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$622,246	1,458	0.93%
Certificates of deposit	949,894	9,443	3.94%
Interest bearing demand accounts	3,189,048	20,050	2.49%
Total interest bearing deposits	4,761,188	30,951	2.58%
Federal Home Loan Bank borrowings	230,184	1,174	2.02%
Subordinated notes, net of unamortized debt issuance costs	93,817	962	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,268	1,178	7.75%
Repurchase agreements	104,070	1,048	4.00%
Other borrowings	317,913	4,492	5.61%
Total interest bearing liabilities	5,567,440	39,805	2.84%
Noninterest bearing deposits	1,441,738
Accrued expenses and other liabilities	109,490
Total liabilities	7,118,668
Shareholders’ equity	770,194
Total liabilities and shareholders’ equity	$7,888,862
Net interest income (FTE)		$56,421
Net interest margin (FTE)			3.02%
Net interest spread (FTE)			2.31%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2023, loans totaling $4.3 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,589,621	$211,635	6.16%	$4,241,676	$179,545	5.66%
Loans held for sale	3,721	53	1.90%	1,620	69	5.69%
Securities:
Taxable investment securities (2)	785,422	21,126	3.59%	843,846	23,216	3.68%
Tax-exempt investment securities (2)	1,237,884	37,754	4.07%	1,587,656	48,880	4.12%
Mortgage-backed and related securities (2)	827,396	33,179	5.36%	433,335	12,585	3.88%
Total securities	2,850,702	92,059	4.31%	2,864,837	84,681	3.95%
Federal Home Loan Bank stock, at cost, and equity investments	40,565	1,488	4.90%	25,071	889	4.74%
Interest earning deposits	320,371	13,105	5.46%	60,623	2,310	5.09%
Federal funds sold	57,265	2,347	5.47%	75,499	2,838	5.03%
Total earning assets	7,862,245	320,687	5.45%	7,269,326	270,332	4.97%
Cash and due from banks	108,325			105,885
Accrued interest and other assets	440,340			406,160
Less: Allowance for loan losses	(43,096)			(36,564)
Total assets	$8,367,814			$7,744,807
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$602,450	4,368	0.97%	$645,415	4,201	0.87%
Certificates of deposit	1,016,812	34,618	4.55%	845,851	21,215	3.35%
Interest bearing demand accounts	3,518,906	76,210	2.89%	3,005,449	47,120	2.10%
Total interest bearing deposits	5,138,168	115,196	2.99%	4,496,715	72,536	2.16%
Federal Home Loan Bank borrowings	610,893	18,893	4.13%	281,260	5,347	2.54%
Subordinated notes, net of unamortized debt issuance costs	92,631	2,829	4.08%	96,753	2,955	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,271	3,526	7.81%	60,266	3,309	7.34%
Repurchase agreements	87,811	2,821	4.29%	89,282	2,423	3.63%
Other borrowings	139,306	6,962	6.68%	362,684	13,690	5.05%
Total interest bearing liabilities	6,129,080	150,227	3.27%	5,386,960	100,260	2.49%
Noninterest bearing deposits	1,342,945			1,506,431
Accrued expenses and other liabilities	99,758			91,784
Total liabilities	7,571,783			6,985,175
Shareholders’ equity	796,031			759,632
Total liabilities and shareholders’ equity	$8,367,814			$7,744,807
Net interest income (FTE)		$170,460			$170,072
Net interest margin (FTE)			2.90%			3.13%
Net interest spread (FTE)			2.18%			2.48%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2024 and 2023, loans totaling $7.3 million and $4.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Nine Months Ended
	2024			2023		2024	2023
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$20,524	$24,673	$21,511	$17,316	$18,449	$66,708	$69,376
After-tax amortization expense	220	243	266	292	322	728	1,048
Adjusted net income available to common shareholders	$20,744	$24,916	$21,777	$17,608	$18,771	$67,436	$70,424

Average shareholders' equity	$806,230	$796,698	$785,054	$737,675	$770,194	$796,031	$759,632
Less: Average intangibles for the period	(203,288)	(203,581)	(203,910)	(204,267)	(204,658)	(203,592)	(205,096)
Average tangible shareholders' equity	$602,942	$593,117	$581,144	$533,408	$565,536	$592,439	$554,536

Return on average tangible common equity	13.69%	16.90%	15.07%	13.10%	13.17%	15.20%	16.98%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$805,254	$800,970	$787,922	$773,288	$728,595	$805,254	$728,595
Less: Intangible assets at end of period	(203,119)	(203,397)	(203,704)	(204,041)	(204,411)	(203,119)	(204,411)
Tangible common shareholders' equity at end of period	$602,135	$597,573	$584,218	$569,247	$524,184	$602,135	$524,184

Total assets at end of period	$8,362,263	$8,357,702	$8,353,863	$8,284,914	$7,972,468	$8,362,263	$7,972,468
Less: Intangible assets at end of period	(203,119)	(203,397)	(203,704)	(204,041)	(204,411)	(203,119)	(204,411)
Tangible assets at end of period	$8,159,144	$8,154,305	$8,150,159	$8,080,873	$7,768,057	$8,159,144	$7,768,057

Period end tangible equity to period end tangible assets	7.38%	7.33%	7.17%	7.04%	6.75%	7.38%	6.75%

Common shares outstanding end of period	30,308	30,261	30,284	30,249	30,338	30,308	30,338
Tangible book value per common share	$19.87	$19.75	$19.29	$18.82	$17.28	$19.87	$17.28

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$55,464	$53,608	$53,348	$54,485	$53,273	$162,420	$160,542
Tax-equivalent adjustments:
Loans	608	633	656	680	674	1,897	2,044
Tax-exempt investment securities	2,012	2,051	2,080	2,453	2,474	6,143	7,486
Net interest income (FTE) (1)	58,084	56,292	56,084	57,618	56,421	170,460	170,072
Noninterest income	8,171	11,557	9,724	2,501	10,836	29,452	33,333
Nonrecurring income (2)	2,797	(576)	18	8,376	(11)	2,239	(1,006)
Total revenue	$69,052	$67,273	$65,826	$68,495	$67,246	$202,151	$202,399

Noninterest expense	$36,332	$35,765	$36,881	$35,183	$35,553	$108,978	$105,395
Pre-tax amortization expense	(278)	(307)	(337)	(370)	(407)	(922)	(1,327)
Nonrecurring expense (3)	(219)	2	17	22	17	(200)	56
Adjusted noninterest expense	$35,835	$35,460	$36,561	$34,835	$35,163	$107,856	$104,124

Efficiency ratio	53.94%	54.90%	57.95%	53.30%	54.86%	55.56%	53.99%
Efficiency ratio (FTE) (1)	51.90%	52.71%	55.54%	50.86%	52.29%	53.35%	51.44%

Average earning assets	$7,823,026	$7,881,919	$7,882,337	$7,633,820	$7,418,157	$7,862,245	$7,269,326

Net interest margin	2.82%	2.74%	2.72%	2.83%	2.85%	2.76%	2.95%
Net interest margin (FTE) (1)	2.95%	2.87%	2.86%	2.99%	3.02%	2.90%	3.13%

Net interest spread	2.10%	2.00%	2.02%	2.10%	2.14%	2.04%	2.31%
Net interest spread (FTE) (1)	2.23%	2.13%	2.16%	2.26%	2.31%	2.18%	2.48%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, net gain on sale of equity securities, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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